GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
                  Certified Public Accountants and Consultants


February 3, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 31, 1997 of Paramark Enterprises, Inc. and are in agreement with the statements contained therein.



/s/GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.






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